
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
SEPTEMBER 30, 1997 CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF SMITH BARNEY
HOLDINGS INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                           1,910<F1>
<SECURITIES>                                     9,129<F2>
<RECEIVABLES>                                   18,787
<ALLOWANCES>                                    13,542
<INVENTORY>                                     15,518
<CURRENT-ASSETS>                                   487
<PP&E>                                          61,863
<DEPRECIATION>                                   5,083
<TOTAL-ASSETS>                                   9,235<F3>
<CURRENT-LIABILITIES>                           20,874
<BONDS>                                          7,785
<PREFERRED-MANDATORY>                            9,989
<PREFERRED>                                      3,240<F4>
<COMMON>                                             0<F5>
<OTHER-SE>                                           0<F5>
<TOTAL-LIABILITY-AND-EQUITY>                         0<F5>
<SALES>                                          3,139<F6>
<TOTAL-REVENUES>                                61,863
<CGS>                                              766
<TOTAL-COSTS>                                    1,787
<OTHER-EXPENSES>                                 1,860
<LOSS-PROVISION>                                   882
<INTEREST-EXPENSE>                               1,195
<INCOME-PRETAX>                                  1,422
<INCOME-TAX>                                     2,846
<INCOME-CONTINUING>                              1,294
<DISCONTINUED>                                   1,294
<EXTRAORDINARY>                                      0<F5>
<CHANGES>                                            0<F5>
<NET-INCOME>                                       770
<EPS-PRIMARY>                                        0<F5>
<EPS-DILUTED>                                        0<F5>

<F1>Includes the following items from the financial statements:  Cash and cash equivalents $268; Cash segregated and on deposit for Federal and other regulations and deposits with clearing organizations $1,642.
<F2>Includes the following items from the financial statements:  Receivable from brokers and dealers $221; Receivable from customers $7,908; Other receivables
$1,000.
<F3>Includes the following items from the financial statements:  Payable to brokers and dealers $1,326; Payable to customers $4,894; Other payables $3,015.
<F4>Includes the following items from the financial statements:  Notes payable
$3,018; Subordinated indebtedness $222.
<F5>Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F6>Includes the following items from the financial statements:  Additional paid-in capital $1,803; Retained earnings $1,333; Cumulative translation adjustment $3.

